Exhibit 10.6

FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Amendment”) is made as of the 17th day of June, 2019 (the “Effective Date”), by and among BR CARROLL KELLER CROSSING, LLC, a Delaware limited liability company (“Sovereign Seller”), BR-TBR LAKE BOONE NC OWNER, LLC, a Delaware limited liability company (“Leigh House Seller”), and BR PRESTON VIEW, LLC, a Delaware limited liability company (“Preston View Seller”; Sovereign Seller, Leigh House Seller, or Preston View Seller, as applicable, are sometimes each referred to individually herein as a “Seller” and collectively as the “Sellers”), and KRE TOPAZ PORTFOLIO INVESTOR LLC, a Delaware limited liability company (“Purchaser”)

RECITALS

A.           Sellers and Purchaser are parties to that certain Purchase and Sale Agreement dated as of June 17, 2019 (the “Agreement”) for the purchase and sale of the following properties: (i) the property located in Fort Worth, Tarrant County, Texas, commonly known as The Sovereign Apartments, (ii) the property located in Raleigh, Wake County, North Carolina, commonly known as Leigh House Apartments , and (iii) the property located in Morrisville, Wake County, North Carolina, commonly known as Preston View Apartments, each as further described in the Agreement.

B.           Sellers and Purchaser desire to amend the terms of the Agreement pursuant to the terms and conditions of this Amendment.

NOW THEREFORE, in consideration of the mutual promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

AGREEMENT

1.          Incorporation of Recitals; Definitions. The foregoing recitals are incorporated herein. Capitalized terms not otherwise defined herein shall have the meaning given such terms in the Agreement.

2.          Sorrel Purchaser. All references in the Agreement to Purchaser as related to the Sorrel Phillips Creek Ranch Purchase Agreement shall be revised to mean “Carter-Haston Holdings, L.L.C., a Delaware limited liability company.” Accordingly, the defined term “Sorrel Phillips Creek Ranch Purchase Agreement” shall mean that certain Purchase and Sale Agreement dated as of even date herewith, by and between Sorrel Phillips Creek Ranch Seller, as seller, and Carter-Haston Holdings, L.L.C., a Delaware limited liability company, as purchaser, with respect to the purchase and sale of the Sorrel Phillips Creek Ranch Property. Further, the reference to Purchaser in Section 14.26(a)(iii) of the Agreement is revised to mean Carter-Haston Holdings, L.L.C., a Delaware limited liability company.

3.          Seller Repair Covenant. Section 3.3 of the Agreement is hereby revised to insert the following new Section 3.3(i):

“(i)          Repair Covenant. Preston View Seller agrees to use commercially reasonable efforts to inspect and replace the recalled sprinkler heads at the Preston View Property (with an estimated cost of $3,500) on or before Closing and pay for the costs of such work in full (“Preston Repair Item”). To the extent the Preston Repair Item is not substantially completed and paid in full by Closing, then Preston View Seller shall provide Purchaser with a credit at Closing for the amount of the unpaid balance of the Preston Repair Item, with such credit determined by Preston View Seller in its commercially reasonable discretion. In addition to the foregoing, Preston View Seller will credit Purchaser at Closing $3,500 for the pressure reducing valve for Building #8 at the Preston View Property, and Seller shall have no obligation to repair the same prior to Closing. Leigh House Seller agrees to use commercially reasonable efforts to cause the following work to be substantially completed and paid in full by Closing: (i) repair the vehicle gate at the Leigh House Property that has been damaged (with an estimated cost of $2,500), (ii) repair the vinyl site fencing along the retaining wall at the Leigh House Property that is leaning and displaced as of the Effective Date (with an estimated cost of $5,000), (iii) replace dead foundational landscaping materials at the Leigh House Property, (iv) obtain current elevator inspections for elevators at the Leigh House Property, and (v) restore the two units at the Leigh House Property that are currently “down units” (with an estimated repair cost of $3,000) (collectively, the “Leigh House Repair Items”). To the extent that the Leigh House Repair Items are not substantially completed and paid in full by Closing, then Leigh House Seller shall provide Purchaser with a credit at Closing for the amount of the unpaid balance of the Leigh House Repair Items, with such credit determined by Leigh House Seller in its commercially reasonable discretion. Sovereign Seller agrees to use commercially reasonable efforts to cause the following work to be substantially completed and paid in full by Closing: (i) correct the open life safety items including repair or replace as necessary the battery operated corridor emergency exit light fixtures, unblock the building 11 spare fire sprinkler head cabinet or relocate the same, remedy the open yellow tag items on buildings 8 and 9 riser, and remedy the open red tag items on buildings 7 and 11 fire panels, and (ii) close the open violations from the City of Fort Worth Code Compliance Department (Case Number 19-5107992) (collectively, the “Sovereign Repair Items”). To the extent that the Sovereign Repair Items are not substantially completed and paid in full by Closing, then Sovereign Seller shall provide Purchaser with a credit at Closing for the amount of the unpaid balance of the Sovereign Repair Items, with such credit determined by Sovereign Seller in its commercially reasonable discretion. For the avoidance of doubt, failure of any Seller to complete the Preston Repair Item, Leigh House Repair Items, or Sovereign Repair Items prior to Closing shall in no event be a default of any Seller under the Agreement and Purchaser’s sole remedy for the same shall be a credit from such applicable Seller at Closing as provided in this Section 3.3(h).

4.          Ratification and No Further Amendment. As modified by this Amendment, the Agreement is fully ratified, adopted and approved by the parties hereto effective as of the date hereof. Except as expressly set forth herein, the Agreement remains unmodified and in full force and effect.

5.          Miscellaneous. This Amendment may be executed in multiple counterparts each of which shall be deemed an original but together shall constitute one and the same instrument.

6.          Signatures. Signatures to this Amendment transmitted by telecopy or electronic transmission (for example, through use of a Portable Document Format or “PDF” file) shall be valid and effective to bind the party so signing.

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IN WITNESS WHEREOF, Seller and Purchaser have caused this Amendment to be duly executed and delivered, effective as of the Effective Date.

SELLERS:

BR CARROLL KELLER CROSSING, LLC, a Delaware limited liability company

By:	/s/ Michael Konig
Name: Michael Konig
Title: Authorized Signatory

BR-TBR LAKE BOONE NC OWNER, LLC, a Delaware limited liability company

By:	BR-TBR Lake Boone Capital Member, LLC, a Delaware limited liability company, its Sole Member

	By:	BR-TBR Lake Boone NC Venture, LLC, a Delaware limited liability company, its Manager

		By:	BR Lake Boone JV Member, LLC, a Delaware limited liability company, its Co-Manager

			By:	/s/ Michael Konig
Michael Konig
Its Authorized Signatory

BR PRESTON VIEW, LLC, a Delaware limited liability company

By:	BRG Preston View Manager, LLC, a Delaware limited liability company, its Manager

	By:	/s/ Michael Konig
Name: Jordan B. Ruddy
Title: Authorized Signatory

PURCHASER:

KRE TOPAZ PORTFOLIO INVESTOR LLC,
a Delaware limited liability company

By:	/s/ Michael Friedland
Name:	Michael Friedland
Title:	UP